Exhibit 10.2

AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

AMENDMENT, dated as of June 29, 2011 (this “Amendment”), relating to the AMENDED AND RESTATED LOAN AGREEMENT, dated as of August 7, 2009 (as previously amended, supplemented or otherwise modified, the “Loan Agreement”), among MSLO EMERIL ACQUISITION SUB LLC, a Delaware limited liability company (the “Borrower”), MARTHA STEWART LIVING OMNIMEDIA, INC., a Delaware corporation (the “Parent Guarantor”), and BANK OF AMERICA, N.A. (the “Bank”).

WHEREAS, the Borrower and the Parent have requested the Bank to amend the Loan Agreement by suspending the application of the financial covenants set forth in Section 8.2 (Funded Debt to EBITDA Ratio) and Section 8.3 (Parent Guarantor Basic Fixed Charge Coverage Ratio) of the Loan Agreement and reducing the required level of consolidated Tangible Net Worth required to be maintained under Section 8.1 (Tangible Net Worth) of the Loan Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, the Bank has agreed to such request;

NOW THEREFORE, in consideration of the premises and the agreements herein, each of the Borrower and the Parent Guarantor hereby agrees with the Bank as follows:

1.	Definitions. All terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.

2.	Amendment to Loan Agreement. Effective as of the Effective Date, the Loan Agreement is hereby amended as follows:

(a)	Section I of the Loan Agreement is hereby amended by adding the following definition in proper alphabetical order:

“Outstanding Balance” means, at any time of determination, the outstanding principal balance of the Loan at such time.”

“Designated Cash Equivalents” means Cash Equivalents of the type described in (i) clause (a), (b) or (f) of the definition thereof or (ii) clause (d) of the definition thereof issued by a domestic issuer that are rated at least A-I by S&P or P-I by Moody’s and are capable of being liquidated within 5 days.”

(b)	Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“8.1 Tangible Net Worth. Parent Guarantor shall maintain, as of the last day of each fiscal quarter of Parent Guarantor, on a consolidated basis Tangible Net Worth equal to at least $30,000,000.”

(c)	Section 8.2 of the Loan Agreement is hereby amended and restated in its entirety as follows: “Section 8.2 [Intentionally Omitted.]”

(d)	Section 8.3 of the Loan Agreement is hereby amended and restated in its entirety as follows: “Section 8.3 [Intentionally Omitted.]”

(e)	Section 8 of the Loan Agreement is hereby amended by adding the following as a new Section 8.7:

“8.7 Unencumbered Cash and Designated Cash Equivalents. Parent Guarantor shall maintain at all times cash and Designated Cash Equivalents (excluding assets of any retirement plan) which may be converted into cash within five (5) days, which are not, in either case, (i) subject to any lien, security interest or other encumbrance (other than bankers’ liens, rights of setoff and similar Liens incurred on deposits in favor of banks and securities intermediaries in the ordinary course of business) or (ii) held by Parent Guarantor in order to comply with any other liquidity or other similar covenant under any agreement in respect of indebtedness or other obligations of Parent Guarantor or any of its Subsidiaries (other than the Obligations), having an aggregate market value of not less than an amount equal to 200% of the Outstanding Balance.”

3.	Conditions to Effectiveness. This Amendment shall become effective if, and only if, all of the following conditions precedent shall have been satisfied (the date upon which satisfaction of such conditions precedent shall first occur, the “Effective Date”):

(a)	the Bank shall have received counterparts of this Amendment duly executed by the Borrower and the Parent Guarantor;

(b)	the Borrower shall have paid all accrued and unpaid fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP that are reimbursable under the Loan Documents for which an invoice has been presented on or before the Effective Date;

(c)	the representations and warranties contained in Section 5 hereof shall be true and correct on and as of the Effective Date (after giving effect to this Amendment); and

(d)	after giving effect to this Amendment, no event shall have occurred and be continuing which constitutes an Event of Default or Default.

4.	Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

(a)	After giving effect to this Amendment, the representations and warranties made by the Borrower and the Parent Guarantor in the Loan Agreement and in each other Loan Document to which it is a party are true and correct in all material respects on and as of the Effective Date as though made on and as of the Effective Date (except (i) to the extent such representations and warranties expressly relate to an earlier date and (ii) that the representation and warranty set forth in Section 6.4 of the Loan Agreement is further qualified by any matter set forth in the Parent Guarantor’s most recent Annual Report on Form lO-K and Quarterly Report on Form IO-Q prior to the date hereof).

(b)	Each of the Borrower and the Parent Guarantor has all limited liability company or corporate power and authority to execute and deliver this Amendment and to perform the obligations provided for herein and in the Loan Agreement, as amended hereby.

(c)	The execution, delivery and performance by each of the Borrower and the Parent Guarantor of this Amendment and the performance by each of the Borrower and the Parent Guarantor of its obligations under the Loan Agreement, as amended hereby, do not contravene the certificate of formation or limited liability company agreement of the Borrower or the certificate of incorporation or bylaws of the Parent Guarantor or any law applicable to either of them, or any judgment or order applicable to or binding on either of them, and do not constitute a default under any existing agreement, mortgage, indenture or contract binding on either of them or affecting either of their property.

(d)	This Amendment has been duly executed and delivered by each of the Borrower and the Parent Guarantor, and each of this Amendment and the Loan Agreement, as amended hereby, constitutes the legal, valid and binding obligation of each of them, enforceable in accordance with its terms.

5.

Release. In consideration of the agreements of the Bank contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Borrower and the Parent Guarantor, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Bank and the Collateral Agent and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Bank, the Collateral Agent and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, both at law and in equity, the Borrower or the Parent Guarantor, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, any of the other Loan Documents or any transactions thereunder or related thereto.

6.	Continued Effectiveness of the Loan Documents. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents to which the Borrower or the Parent Guarantor is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the date hereof (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (ii) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.

7.	Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

8.	Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

10.	Amendment as Loan Document. Each of the Borrower and the Parent Guarantor hereby acknowledges and agrees that this Amendment constitutes a “Loan Document.”

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BANK:		BORROWER:

BANK OF AMERICA, N.A.		MSLO EMERIL ACQUISITION SUB LLC

By:	/s/ Jane R Heller	By:	/s/ Charles Koppelman
	Name: Jane R. Heller		Name: Charles A. Koppelman
	Title: Managing Director		Title: President

PARENT GUARANTOR:

MARTHA STEWART LIVING OMNIMEDIA, INC.

		By:	/s/ Charles Koppelman
Name: Charles A. Koppelman
Title: Principal Executive Officer